ALLEGION REPORTS FORTH-QUARTER, FULL-YEAR 2022 FINANCIAL RESULTS,
INTRODUCES 2023 OUTLOOK

•Fourth-quarter 2022 net earnings per share (EPS) of $1.53, compared with 2021 EPS of $1.26; Fourth-quarter 2022 adjusted EPS of $1.60, up 44.1 percent compared with 2021 adjusted EPS of $1.11
•Fourth-quarter 2022 revenues of $861.5 million, up 21.5 percent compared to 2021 and up 11.4 percent on an organic basis
•Full-year 2022 EPS of $5.19, compared with 2021 EPS of $5.34; Full-year 2022 adjusted EPS of $5.69, up 9.6 percent compared with 2021 adjusted EPS of $5.19
•Full-year 2022 revenue of $3.27 billion, up 14.1 percent compared with 2021 and up 10.7 percent on an organic basis
•Available cash flow, which is defined as net cash from operating activities minus capital expenditures, was $395.5 million for 2022 versus $443.2 million in the prior year; The reduction reflects working capital investments, primarily inventory, and increased capital expenditures
•Full-year 2023 reported revenue growth is estimated to be 9 to 10.5 percent, with organic revenue growth projected to be 2.5 to 4.5 percent; Full-year 2023 EPS outlook of $5.70 to $5.90 and $6.30 to $6.50 on an adjusted basis; Beginning in 2023, adjusted operating income, earnings and EPS will exclude amortization of acquired intangible assets (expected 2023 impact of approximately $0.40)
DUBLIN (Feb. 22, 2023) - Allegion plc (NYSE: ALLE), a leading global provider of security products and solutions, today reported fourth-quarter 2022 net revenues of $861.5 million and net earnings of $135.3 million, or $1.53 per share. Excluding charges related to restructuring, acquisition and integration costs, amortization expense related to acquired backlog and a fair value of inventory step-up, and a non-operating investment gain, adjusted net earnings were $141 million, or $1.60 per share, up 44.1 percent when compared with fourth-quarter 2021 adjusted EPS of $1.11.
Fourth-quarter 2022 net revenues increased 21.5 percent when compared to the prior-year period. Excluding impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 11.4 percent on an organic basis. The organic revenue increase was driven by strong price realization across the portfolio to address ongoing inflationary pressure along with strong volume in the Allegion Americas non-residential business offsetting weakness experienced in Americas residential and Allegion International businesses. The reported revenue growth was also driven by the acquisition of Access Technologies in July and was partially offset by foreign currency exchange rate headwinds.
“The Allegion team delivered another quarter of excellent operational performance,” said John H. Stone, Allegion president and CEO. “I'm very pleased with the performance and integration of our Access Technologies acquisition. In addition, our supply chain actions are achieving positive results and lead times for our mechanical products are normalizing. While strong global demand for our electronic products is still outpacing supply, component availability has improved, and we expect this progress to continue."
The Americas segment revenues increased 36.9 percent (up 18 percent on an organic basis). The organic increase was driven by continued strength in price realization and strong volume growth in the non-residential business. The Access Technologies acquisition contributed 19.5 percent to total segment growth. The non-residential business was up mid-twenties percent on an organic basis, and the residential business was up low-single digits percent. Electronics growth for the segment came in at nearly 50 percent for the quarter, against significant supply chain headwinds in the prior year.
The International segment revenues declined 15.3 percent (down 4.3 percent on an organic basis). Macroeconomic conditions and softening end markets in the region resulted in lower volumes, partially offset by positive price realization. The reported revenue reflects the negative impact of foreign currency.
Fourth-quarter 2022 operating income was $159.4 million, an increase of $44.3 million or 38.5 percent compared to 2021. Adjusted operating income in fourth-quarter 2022 was $167.6 million, an increase of $51.3 million or 44.1 percent compared to 2021.
Fourth-quarter 2022 operating margin was 18.5 percent, compared with 16.2 percent in 2021. The adjusted operating margin in fourth-quarter 2022 was 19.5 percent, compared with 16.4 percent in 2021. The 310-basis-point increase in adjusted operating margin is attributable to positive price, productivity net of inflation, favorable business mix and volume leverage from the Americas non-residential business, offset by the dilutive impact of the Access Technologies acquisition, foreign currency pressure and investments.
Full-year Results
Full-year 2022 net revenues of $3.27 billion increased 14.1 percent, compared with the prior year (up 10.7 percent on an organic basis). The Access Technologies acquisition contributed 6.5 percent to total growth. The organic revenue increase was primarily driven by strong price across all regions as well as volume growth in Americas non-residential, offset by pressures on residential in the Americas segment and international volume.
Full-year 2022 net earnings were $458 million or $5.19 per share, compared with $483 million or $5.34 per share for the prior year. Full-year 2022 adjusted net earnings were $502 million or $5.69 per share, compared with $469.4 million or $5.19 per share in 2021. Reported EPS for 2022 includes $0.37 per share of charges related to the Access Technologies acquisition. Reported EPS for 2021 includes $0.24 per share of gains related to equity method and other investments during the year.
Full-year 2022 operating margin was 17.9 percent, compared with 18.5 percent in 2021. The adjusted operating margin for full-year 2022 was 19.5 percent, compared with 18.8 percent in 2021. The 70-basis-point increase was driven primarily by price and productivity exceeding inflation as well as favorable mix, offset by the dilutive impact of the Access Technologies acquisition, foreign currency pressure and investments.
Additional Items
Interest expense for fourth-quarter 2022 was $23.7 million, compared to $13.2 million for fourth-quarter 2021. This was driven primarily by increased debt as a result of the Access Technologies acquisition along with an increase in variable interest rates.
Other income net for fourth-quarter 2022 was $4.5 million, compared to other income net of $22.6 million in the same period of 2021. The 2021 figure included $20.7 million for the investment gains discussed above, which was excluded from fourth-quarter 2021 adjusted net earnings and adjusted EPS.
The effective tax rate for fourth-quarter 2022 was 3.4 percent, compared with 9.5 percent in 2021. The adjusted effective tax rate for fourth-quarter 2022 was 4.9 percent, compared with 6.1 percent in 2021.
Cash Flow and Liquidity
Available cash flow for 2022 was $395.5 million, versus $443.2 million in the prior year. The reduction from the prior year was driven by an investment in inventory to protect customers and to improve product lead times. The reduced available cash flow associated with increased inventory is expected to be short term. The company ended 2022 with cash and cash equivalents of $288 million, as well as total debt of $2,094.5 million.
Share Repurchases and Dividends
For the year, the company repurchased approximately 0.5 million shares for approximately $61 million. As announced on Feb. 9, 2023, Allegion’s board of directors declared a quarterly dividend of $0.45 per ordinary share of the company, an increase of 10 percent over the prior dividend. The dividend is payable March 31, 2023, to shareholders of record on March 15, 2023.
2023 Outlook
The company expects full-year 2023 revenues to increase 9 to 10.5 percent on a reported basis and increase 2.5 to 4.5 percent organically, when compared with 2022, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.
Following the recent Access Technologies acquisition and the resulting increase in amortization expense, effective Jan. 1, 2023, adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted EPS will exclude amortization expense related to acquired intangible assets. Amortization of acquired intangible assets is a non-cash expense, which the company does not believe is reflective of its core operating performance. Amortization of acquired intangible assets can also vary significantly depending on the number, timing and size of acquisitions. Accordingly, the company believes this adjustment will provide investors a more useful perspective of its underlying business results and trends, as well as a more comparable measure of period-over-period results. See Schedules 6 and 7 accompanying this press release, showing the unaudited, pro forma impact of this adjustment to the company’s non-GAAP reported results for the years ended Dec. 31, 2022, and 2021, including the quarterly results therein, as if this adjustment had been in effect during each of these periods.
Full-year 2023 reported EPS is expected to be in the range of $5.70 to $5.90, or $6.30 to $6.50 on an adjusted basis, up 5 to 9 percent when compared to 2022 adjusted EPS of $5.99, which excludes acquisition-related amortization of $0.30. Adjustments to 2023 EPS include estimated impacts of approximately $0.40 per share for acquisition-related amortization, as well as $0.20 per share for restructuring, M&A and amortization expense related to acquired backlog (approximately $9 million pre-tax). The outlook assumes approximately a $0.29 headwind for interest and other income, a full-year adjusted effective tax rate of approximately 15 to 15.5 percent and an average diluted share count for the full year of approximately 88.3 million shares.
The company expects full-year available cash flow of approximately $470 to $490 million.
“Our focus on operational excellence and investing for growth – paired with healthy demand in electronics and non-residential markets – gives Allegion strong momentum as we enter 2023,” Stone said. “We’re accelerating investments in new product development, software capabilities and supply chain resiliency, all of which support the health of our business and long-term shareholder value.”
Conference Call Information
On Wednesday, Feb. 22, 2023, John H. Stone, president and CEO, and Mike Wagnes, senior vice president and chief financial officer, will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.
A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through the company's website at https://investor.allegion.com.
About Allegion™
Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $3.3 billion in revenue in 2022, and its security products are sold around the world.
For more, visit www.allegion.com.
Non-GAAP Measures
This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The company presents these non-GAAP measures because management believes they provide useful perspective of the company’s underlying business results, trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “2023 Outlook,” and statements regarding continued impacts of ongoing macroeconomic and industry factors, inflation, supply chain constraints and disruptions, electronic component and labor shortages, rising freight and material costs, the company's 2023 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, tax rate and the global tax environment, competition, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “project,” “expect,” “anticipate,” “project,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net revenues	$861.5	$709.2	$3,271.9	$2,867.4
Cost of goods sold	510.8	422.7	1,949.5	1,662.5
Gross profit	350.7	286.5	1,322.4	1,204.9

Selling and administrative expenses	191.3	171.4	736.0	674.7
Operating income	159.4	115.1	586.4	530.2

Interest expense	23.7	13.2	75.9	50.2
Loss on divestitures	—	—	7.6	—
Other income, net	(4.5)	(22.6)	(11.6)	(44.0)
Earnings before income taxes	140.2	124.5	514.5	524.0

Provision for income taxes	4.8	11.8	56.2	40.7
Net earnings	135.4	112.7	458.3	483.3

Less: Net earnings attributable to noncontrolling interests	0.1	—	0.3	0.3

Net earnings attributable to Allegion plc	$135.3	$112.7	$458.0	$483.0

Basic earnings per ordinary share
attributable to Allegion plc shareholders:	$1.54	$1.26	$5.20	$5.37

Diluted earnings per ordinary share
attributable to Allegion plc shareholders:	$1.53	$1.26	$5.19	$5.34

Shares outstanding - basic	87.9	89.2	88.0	89.9
Shares outstanding - diluted	88.3	89.7	88.3	90.5

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	December 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$288.0	$397.9
Accounts and notes receivables, net	395.6	283.3
Inventories	479.0	380.4
Other current assets	48.5	56.0
Assets held for sale	3.5	—
Total current assets	1,214.6	1,117.6
Property, plant and equipment, net	308.7	283.7
Goodwill	1,413.1	803.8
Intangible assets, net	608.9	447.5
Other noncurrent assets	445.9	398.4
Total assets	$3,991.2	$3,051.0

LIABILITIES AND EQUITY
Accounts payable	$280.7	$259.1
Accrued expenses and other current liabilities	410.3	329.5
Short-term borrowings and current maturities of long-term debt	12.6	12.6
Total current liabilities	703.6	601.2
Long-term debt	2,081.9	1,429.5
Other noncurrent liabilities	261.2	257.9
Equity	944.5	762.4
Total liabilities and equity	$3,991.2	$3,051.0

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Year ended December 31,
	2022	2021
Operating Activities
Net earnings	$458.3	$483.3
Depreciation and amortization	97.9	83.1
Changes in assets and liabilities and other non-cash items	(96.7)	(77.8)
Net cash provided by operating activities	459.5	488.6

Investing Activities
Capital expenditures	(64.0)	(45.4)
Acquisition of and equity investments in businesses, net of cash acquired	(923.1)	(6.5)
Other investing activities, net	(7.0)	20.3
Net cash used in investing activities	(994.1)	(31.6)

Financing Activities
Net proceeds from debt	656.4	11.1
Debt financing costs	(10.2)	(1.9)
Dividends paid to ordinary shareholders	(143.9)	(129.0)
Repurchase of ordinary shares	(61.0)	(412.8)
Other financing activities, net	(4.3)	3.3
Net cash provided by (used in) financing activities	437.0	(529.3)

Effect of exchange rate changes on cash and cash equivalents	(12.3)	(10.2)
Net decrease in cash and cash equivalents	(109.9)	(82.5)
Cash and cash equivalents - beginning of period	397.9	480.4
Cash and cash equivalents - end of period	$288.0	$397.9

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net revenues
Allegion Americas	$683.9	$499.5	$2,551.6	$2,072.2
Allegion International	177.6	209.7	720.3	795.2
Total net revenues	$861.5	$709.2	$3,271.9	$2,867.4

Operating income (expense)
Allegion Americas	$157.4	$105.5	$613.3	$525.0
Allegion International	22.4	28.4	68.3	82.4
Corporate unallocated	(20.4)	(18.8)	(95.2)	(77.2)
Total operating income	$159.4	$115.1	$586.4	$530.2

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, and adjusted EBITDA and adjusted EBITDA margin (both non-GAAP measures). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of acquisitions, divestitures and currency effects; and
•Available cash flow is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$861.5	$—		$861.5	$709.2	$—		$709.2

Operating income	159.4	8.2	(1)	167.6	115.1	1.2	(1)	116.3
Operating margin	18.5%			19.5%	16.2%			16.4%

Earnings before income taxes	140.2	8.1	(2)	148.3	124.5	(18.3)	(2)	106.2
Provision for income taxes	4.8	2.4	(3)	7.2	11.8	(5.3)	(3)	6.5
Effective income tax rate	3.4%			4.9%	9.5%			6.1%
Net earnings	135.4	5.7		141.1	112.7	(13.0)		99.7

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$135.3	$5.7		$141.0	$112.7	$(13.0)		$99.7

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.53	$0.07		$1.60	$1.26	$(0.15)		$1.11

(1)Adjustments to operating income for the three months ended December 31, 2022, consist of $3.3 million of restructuring charges and acquisition and integration expenses and $4.9 million of amortization expense related to acquired backlog and a fair value of inventory step-up. Adjustments to operating income for the three months ended December 31, 2021, consist of $1.2 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2022, consist of the adjustments to operating income discussed above, as well as a $0.1 million non-operating investment gain. Adjustments to earnings before income taxes for the three months ended December 31, 2021, consist of the adjustments to operating income discussed above and $1.2 million of debt financing costs, which are offset by a non-operating investment gain of $20.7 million.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2022 and 2021, consist of $2.4 million of tax expense and $5.3 million of tax benefit, respectively, related to the excluded items discussed above.

	Year ended December 31, 2022				Year ended December 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$3,271.9	$—		$3,271.9	$2,867.4	$—		$2,867.4

Operating income	586.4	50.2	(1)	636.6	530.2	9.5	(1)	539.7
Operating margin	17.9%			19.5%	18.5%			18.8%

Earnings before income taxes	514.5	56.0	(2)	570.5	524.0	(16.4)	(2)	507.6
Provision for income taxes	56.2	12.0	(3)	68.2	40.7	(2.8)	(3)	37.9
Effective income tax rate	10.9%			12.0%	7.8%			7.5%
Net earnings	458.3	44.0		502.3	483.3	(13.6)		469.7

Noncontrolling interests	0.3	—		0.3	0.3	—		0.3

Net earnings attributable to Allegion plc	$458.0	$44.0		$502.0	$483.0	$(13.6)		$469.4

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$5.19	$0.50		$5.69	$5.34	$(0.15)		$5.19

(1)Adjustments to operating income for the year ended December 31, 2022, consist of $35.4 million of restructuring charges and acquisition and integration expenses and $14.8 million of amortization expense related to acquired backlog and a fair value of inventory step-up. Adjustments to operating income for the year ended December 31, 2021, consist of $9.5 million of restructuring charges and acquisition and integration expenses.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2022, consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business and $4.3 million of debt financing costs, partially offset by $6.1 million in non-operating investment gains. Adjustments to earnings before income taxes for the year ended December 31, 2021, consist of the adjustments to operating income discussed above and $1.2 million of debt financing costs, which are offset by a non-operating investment gain of $20.7 million and a $6.4 million gain on the sale of the Company's interest in an equity method affiliate.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2022 and 2021, consist of $12.0 million of tax expense and $2.8 million of tax benefit, respectively, related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$683.9		$499.5

Operating income (GAAP)	$157.4	23.0%	$105.5	21.1%
Acquisition and integration costs	2.1	0.3%	—	—%
Amortization of backlog and inventory step-up	4.9	0.7%	—	—%
Adjusted operating income	164.4	24.0%	105.5	21.1%
Depreciation and amortization	14.4	2.1%	8.7	1.8%
Adjusted EBITDA	$178.8	26.1%	$114.2	22.9%

Allegion International
Net revenues (GAAP)	$177.6		$209.7

Operating income (loss) (GAAP)	$22.4	12.6%	$28.4	13.5%
Restructuring charges	0.2	0.1%	0.9	0.4%
Acquisition and integration costs	0.7	0.4%	0.1	0.1%
Adjusted operating income	23.3	13.1%	29.4	14.0%
Depreciation and amortization	8.9	5.0%	10.5	5.0%
Adjusted EBITDA	$32.2	18.1%	$39.9	19.0%

Corporate
Operating loss (GAAP)	$(20.4)		$(18.8)
Acquisition and integration costs	0.3		0.2
Adjusted operating loss	(20.1)		(18.6)
Depreciation and amortization	0.8		0.8
Adjusted EBITDA	$(19.3)		$(17.8)

Total
Net revenues	$861.5		$709.2

Adjusted operating income	$167.6	19.5%	$116.3	16.4%
Depreciation and amortization	24.1	2.8%	20.0	2.8%
Adjusted EBITDA	$191.7	22.3%	$136.3	19.2%

	Year ended December 31, 2022		Year ended December 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,551.6		$2,072.2

Operating income (GAAP)	$613.3	24.0%	$525.0	25.3%
Restructuring charges	—	—%	0.1	—%
Acquisition and integration costs	8.0	0.3%	0.1	—%
Amortization of backlog and inventory step-up	14.8	0.6%	—	—%
Adjusted operating income	636.1	24.9%	525.2	25.3%
Depreciation and amortization	46.5	1.9%	34.8	1.7%
Adjusted EBITDA	$682.6	26.8%	$560.0	27.0%

Allegion International
Net revenues (GAAP)	$720.3		$795.2

Operating income (loss) (GAAP)	68.3	9.5%	82.4	10.4%
Restructuring charges	4.9	0.7%	4.7	0.6%
Acquisition and integration costs	1.1	0.1%	0.1	—%
Adjusted operating income	74.3	10.3%	87.2	11.0%
Depreciation and amortization	36.6	5.1%	39.9	5.0%
Adjusted EBITDA	$110.9	15.4%	$127.1	16.0%

Corporate
Operating loss (GAAP)	$(95.2)		$(77.2)
Restructuring charges	—		0.3
Acquisition and integration costs	21.4		4.2
Adjusted operating loss	(73.8)		(72.7)
Depreciation and amortization	3.2		4.0
Adjusted EBITDA	$(70.6)		$(68.7)

Total
Net revenues	$3,271.9		$2,867.4

Adjusted operating income	$636.6	19.5%	$539.7	18.8%
Depreciation and amortization	86.3	2.6%	78.7	2.8%
Adjusted EBITDA	$722.9	22.1%	$618.4	21.6%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Year ended December 31,
	2022	2021
Net cash from operating activities	$459.5	$488.6
Capital expenditures	(64.0)	(45.4)
Available cash flow	$395.5	$443.2

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net earnings (GAAP)	$135.4	$112.7	$458.3	$483.3
Provision for income taxes	4.8	11.8	56.2	40.7
Interest expense	23.7	13.2	75.9	50.2
Amortization of backlog and inventory step-up	4.9	—	14.8	—
Depreciation and amortization	24.1	20.0	86.3	78.7
EBITDA	192.9	157.7	691.5	652.9

Other income, net	(4.5)	(22.6)	(11.6)	(44.0)
Loss on divestitures	—	—	7.6	—
Acquisition and integration costs and restructuring charges	3.3	1.2	35.4	9.5
Adjusted EBITDA	$191.7	$136.3	$722.9	$618.4

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY SEGMENT

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Allegion Americas
Revenue growth (GAAP)	36.9%	(4.2)%	23.1%	2.8%
Acquisitions	(19.5)%	—%	(9.0)%	—%
Currency translation effects	0.6%	(0.1)%	0.3%	(0.4)%
Organic growth (non-GAAP)	18.0%	(4.3)%	14.4%	2.4%

Allegion International
Revenue growth (GAAP)	(15.3)%	1.7%	(9.4)%	13.1%
Acquisitions and divestitures	1.1%	1.1%	0.3%	2.0%
Currency translation effects	9.9%	3.0%	10.1%	(4.7)%
Organic growth (non-GAAP)	(4.3)%	5.8%	1.0%	10.4%

Total
Revenue growth (GAAP)	21.5%	(2.5)%	14.1%	5.4%
Acquisitions and divestitures	(13.4)%	0.3%	(6.4)%	0.5%
Currency translation effects	3.3%	0.8%	3.0%	(1.4)%
Organic growth (non-GAAP)	11.4%	(1.4)%	10.7%	4.5%

ALLEGION PLC	SCHEDULE 6

Following the Company's third-quarter acquisition of the Access Technologies business and the resulting increase in amortization expense related to acquired intangible assets, effective January 1, 2023, we intend to exclude the impact of amortization of acquired intangible assets from our non-GAAP financial measures, including adjusted operating income, adjusted net earnings and adjusted EPS. Amortization of acquired intangible assets is a non-cash expense, and we do not believe it is reflective of our core operating performance. Amortization of acquired intangible assets can also vary significantly depending on the number, timing and size of acquisitions, among other factors. Accordingly, we believe this adjustment will provide investors a more useful perspective of our underlying business results and trends and a more comparable measure of period-over-period results.

The following unaudited pro forma financial information included within Schedule 6 and Schedule 7 for the years ended December 31, 2022 and 2021, and for the quarterly periods within the year ended December 31, 2022, are included to reflect the reconciliation of GAAP to Non-GAAP operating income, net earnings and EPS for this new adjustment to exclude the impact of amortization of acquired intangible assets from our non-GAAP financial measures as if we had begun to exclude this expense from our non-GAAP financial measures as of January 1, 2021. The unaudited, pro forma financial information is presented for illustrative and informational purposes only, and it is not intended to be indicative of the future results of operations, nor should it be construed as being representative of the future results of operations.

The unaudited, pro forma financial information presented below within Schedule 6 and Schedule 7 should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, as well as "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" as part of our 2022 Annual Report on Form 10-K filed with the SEC on February 21, 2023, as well as the Company's Form 10-Q's for the quarterly periods within fiscal year 2022, filed with the SEC on April 26, 2022; July 28, 2022; and, October 27, 2022.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS
(In millions, except per share data)

	Three months ended March 31, 2022				Three months ended March 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$723.6	$—		$723.6	$694.3	$—		$694.3

Operating income	117.0	12.4	(1)	129.4	131.3	9.9	(1)	141.2
Operating margin	16.2%			17.9%	18.9%			20.3%

Earnings before income taxes	107.3	10.4	(2)	117.7	122.5	9.9	(2)	132.4
Provision for income taxes	14.2	3.0	(3)	17.2	14.3	2.9	(3)	17.2
Effective income tax rate	13.2%			14.6%	11.7%			13.0%
Net earnings	93.1	7.4		100.5	108.2	7.0		115.2

Noncontrolling interests	0.1	—		0.1	0.2	—		0.2

Net earnings attributable to Allegion plc	$93.0	$7.4		$100.4	$108.0	$7.0		$115.0

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.05	$0.08		$1.13	$1.18	$0.08		$1.26

(1)Adjustments to operating income for the three months ended March 31, 2022, consist of $5.5 million of restructuring charges and acquisition and integration expenses and $6.9 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended March 31, 2021, consist of $2.7 million of restructuring charges and $7.2 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended March 31, 2022 consist of the adjustments to operating income discussed above and a non-operating investment gain of $2.0 million. Adjustments to operating income for the three months ended March 31, 2021, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended March 31, 2022 and 2021, consist of $3.0 million and $2.9 million, respectively, of tax expense related to the excluded items discussed above.

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$773.1	$—		$773.1	$746.9	$—		$746.9

Operating income	147.1	14.4	(1)	161.5	145.4	8.0	(1)	153.4
Operating margin	19.0%			20.9%	19.5%			20.5%

Earnings before income taxes	133.3	14.7	(2)	148.0	136.2	8.0	(2)	144.2
Provision for income taxes	18.1	3.7	(3)	21.8	17.4	1.9	(3)	19.3
Effective income tax rate	13.6%			14.7%	12.8%			13.4%
Net earnings	115.2	11.0		126.2	118.8	6.1		124.9

Noncontrolling interests	0.1	—		0.1	0.1	—		0.1

Net earnings attributable to Allegion plc	$115.1	$11.0		$126.1	$118.7	$6.1		$124.8

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.30	$0.13		$1.43	$1.31	$0.07		$1.38

(1)Adjustments to operating income for the three months ended June 30, 2022 consist of $7.8 million of restructuring charges and acquisition and integration expenses and $6.6 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended June 30, 2021 consist of $0.8 million of restructuring charges and acquisition and integration expenses and $7.2 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2022 consist of the adjustments to operating income discussed above, as well as $4.0 million in non-operating investment gains and $4.3 million of debt financing costs. Adjustments to operating income for the three months ended June 30, 2021, consist of the adjustments to operating income discussed above.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2022 and 2021, consist of $3.7 million and $1.9 million, respectively, of tax expense related to the excluded items discussed above.

	Three months ended September 30, 2022				Three months ended September 30, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$913.7	$—		$913.7	$717.0	$—		$717.0

Operating income	162.9	39.4	(1)	202.3	138.4	11.9	(1)	150.3
Operating margin	17.8%			22.1%	19.3%			21.0%

Earnings before income taxes	133.7	47.0	(2)	180.7	140.8	5.5	(2)	146.3
Provision for (benefit from) income taxes	19.1	8.8	(3)	27.9	(2.8)	2.9	(3)	0.1
Effective income tax rate	14.3%			15.4%	(2.0)%			0.1%
Net earnings	114.6	38.2		152.8	143.6	2.6		146.2

Noncontrolling interests	—	—		—	0.1	—		0.1

Net earnings attributable to Allegion plc	$114.6	$38.2		$152.8	$143.5	$2.6		$146.1

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.30	$0.43		$1.73	$1.59	$0.03		$1.62

(1)Adjustments to operating income for the three months ended September 30, 2022, consist of $18.8 million of restructuring charges and acquisition and integration expenses, $15.1 million of amortization expense related to acquired intangible assets and $5.5 million of amortization expense related to a fair value of inventory step-up. Adjustments to operating income for the three months ended September 30, 2021, consist of $4.8 million of restructuring charges and acquisition and integration expenses and $7.1 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2022 consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business. Adjustments to operating income for the three months ended September 30, 2021, consist of the adjustments to operating income discussed above and a $6.4 million gain on the sale of the Company's interest in an equity method affiliate.
(3)Adjustments to the provision for (benefit from) income taxes for the three months ended September 30, 2022 and 2021, consist of $8.8 million and $2.9 million, respectively, of tax expense related to the excluded items discussed above.

	Three Months Ended December 31, 2022				Three Months Ended December 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$861.5	$—		$861.5	$709.2	$—		$709.2

Operating income	159.4	19.3	(1)	178.7	115.1	8.4	(1)	123.5
Operating margin	18.5%			20.7%	16.2%			17.4%

Earnings before income taxes	140.2	19.2	(2)	159.4	124.5	(11.1)	(2)	113.4
Provision for income taxes	4.8	5.1	(3)	9.9	11.8	(3.6)	(3)	8.2
Effective income tax rate	3.4%			6.2%	9.5%			7.2%
Net earnings	135.4	14.1		149.5	112.7	(7.5)		105.2

Noncontrolling interests	0.1	—		0.1	—	—		—

Net earnings attributable to Allegion plc	$135.3	$14.1		$149.4	$112.7	$(7.5)		$105.2

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$1.53	$0.16		$1.69	$1.26	$(0.07)		$1.19

(1)Adjustments to operating income for the three months ended December 31, 2022, consist of $3.3 million of restructuring charges and acquisition and integration expenses, $15.5 million of amortization expense related to acquired intangible assets and $0.5 million of amortization expense related to a fair value of inventory step-up. Adjustments to operating income for the three months ended December 31, 2021, consist of $1.2 million of restructuring charges and acquisition and integration expenses and $7.2 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended December 31, 2022, consist of the adjustments to operating income discussed above, as well as $0.1 million in non-operating investment gains. Adjustments to earnings before income taxes for the three months ended December 31, 2021, consist of the adjustments to operating income discussed above and $1.2 million of debt refinancing costs, which are offset by a non-cash investment gain of $20.7 million.
(3)Adjustments to the provision for income taxes for the three months ended December 31, 2022 and 2021, consist of $5.1 million of tax expense and $3.6 million of tax benefit, respectively, related to the excluded items discussed above.

	Year ended December 31, 2022				Year ended December 31, 2021
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$3,271.9	$—		$3,271.9	$2,867.4	$—		$2,867.4

Operating income	586.4	85.6	(1)	672.0	530.2	38.2	(1)	568.4
Operating margin	17.9%			20.5%	18.5%			19.8%

Earnings before income taxes	514.5	91.4	(2)	605.9	524.0	12.3	(2)	536.3
Provision for income taxes	56.2	20.8	(3)	77.0	40.7	4.1	(3)	44.8
Effective income tax rate	10.9%			12.7%	7.8%			8.4%
Net earnings	458.3	70.6		528.9	483.3	8.2		491.5

Noncontrolling interests	0.3	—		0.3	0.3	—		0.3

Net earnings attributable to Allegion plc	$458.0	$70.6		$528.6	$483.0	$8.2		$491.2

Diluted earnings per ordinary share attributable to
Allegion plc shareholders:	$5.19	$0.80		$5.99	$5.34	$0.09		$5.43

(1)Adjustments to operating income for the year ended December 31, 2022, consist of $35.4 million of restructuring charges and acquisition and integration expenses, $44.2 million of amortization expense related to acquired intangible assets and $6.0 million of amortization expense related to a fair value of inventory step-up. Adjustments to operating income for the year ended December 31, 2021, consist of $9.5 million of restructuring charges and acquisition and integration expenses and $28.7 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the year ended December 31, 2022, consist of the adjustments to operating income discussed above, as well as a $7.6 million loss on divestiture of a business, $6.1 million in non-operating investment gains and $4.3 million of debt financing costs. Adjustments to earnings before income taxes for the year ended December 31, 2021, consist of the adjustments to operating income discussed above and $1.2 million of debt refinancing costs, which are offset by a non-cash investment gain of $20.7 million and a $6.4 million gain on sale of the Company's interest in an equity method affiliate.
(3)Adjustments to the provision for income taxes for the year ended December 31, 2022 and 2021, consist of $20.8 million and $4.1 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended March 31, 2022		Three months ended March 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$528.2		$498.9

Operating income (GAAP)	$123.9	23.5%	$135.4	27.1%
Restructuring charges	—	—%	0.1	0.1%
Amortization of acquired intangible assets	1.6	0.3%	1.6	0.3%
Adjusted operating income	125.5	23.8%	137.1	27.5%
Depreciation and amortization of nonacquired intangible assets	7.3	1.3%	7.2	1.4%
Adjusted EBITDA	$132.8	25.1%	$144.3	28.9%

Allegion International
Net revenues (GAAP)	$195.4		$195.4

Operating income (GAAP)	$19.6	10.0%	$15.4	7.9%
Restructuring charges	0.7	0.3%	2.6	1.3%
Acquisition and integration costs	0.1	0.1%	—	—%
Amortization of acquired intangible assets	5.2	2.7%	5.7	2.9%
Adjusted operating income	25.6	13.1%	23.7	12.1%
Depreciation and amortization of nonacquired intangible assets	4.5	2.3%	4.4	2.3%
Adjusted EBITDA	$30.1	15.4%	$28.1	14.4%

Corporate
Operating loss (GAAP)	$(26.5)		$(19.5)
Acquisition and integration costs	4.7		—
Adjusted operating loss	(21.8)		(19.5)
Depreciation and amortization of nonacquired intangible assets	0.8		1.1
Adjusted EBITDA	$(21.0)		$(18.4)

Total
Net revenues	$723.6		$694.3

Adjusted operating income	$129.3	17.9%	$141.3	20.4%
Depreciation and amortization of nonacquired intangible assets	12.6	1.7%	12.7	1.8%
Adjusted EBITDA	$141.9	19.6%	$154.0	22.2%

	Three months ended June 30, 2022		Three months ended June 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$592.3		$549.4

Operating income (GAAP)	$153.6	25.9%	$150.4	27.4%
Restructuring charges	—	—%	0.1	—%
Amortization of acquired intangible assets	1.6	0.3%	1.6	0.3%
Adjusted operating income	155.2	26.2%	152.1	27.7%
Depreciation and amortization of nonacquired intangible assets	7.3	1.2%	7.2	1.3%
Adjusted EBITDA	$162.5	27.4%	$159.3	29.0%

Allegion International
Net revenues (GAAP)	$180.8		$197.5

Operating income (GAAP)	$11.4	6.3%	$18.1	9.2%
Restructuring charges	3.8	2.1%	0.4	0.2%
Amortization of acquired intangible assets	5.0	2.8%	5.6	2.8%
Adjusted operating income	20.2	11.2%	24.1	12.2%
Depreciation and amortization of nonacquired intangible assets	4.3	2.4%	4.0	2.0%
Adjusted EBITDA	$24.5	13.6%	$28.1	14.2%

Corporate
Operating loss (GAAP)	$(17.9)		$(23.1)
Restructuring charges	—		0.1
Acquisition and integration costs	4.0		0.2
Adjusted operating loss	(13.9)		(22.8)
Depreciation and amortization of nonacquired intangible assets	0.8		1.2
Adjusted EBITDA	$(13.1)		$(21.6)

Total
Net revenues	$773.1		$746.9

Adjusted operating income	$161.5	20.9%	$153.4	20.5%
Depreciation and amortization of nonacquired intangible assets	12.4	1.6%	12.4	1.7%
Adjusted EBITDA	$173.9	22.5%	$165.8	22.2%

	Three months ended September 30, 2022		Three months ended September 30, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$747.2		$524.4

Operating income (GAAP)	$178.4	23.9%	$133.7	25.5%
Acquisition and integration costs	5.9	0.8%	—	—%
Amortization of acquired intangible assets	10.4	1.4%	1.6	0.3%
Amortization of inventory step-up	5.5	0.7%	—	—%
Adjusted operating income	200.2	26.8%	135.3	25.8%
Depreciation and amortization of nonacquired intangible assets	8.3	1.1%	6.9	1.3%
Adjusted EBITDA	$208.5	27.9%	$142.2	27.1%

Allegion International
Net revenues (GAAP)	$166.5		$192.6

Operating income (GAAP)	$14.9	8.9%	$20.5	10.6%
Restructuring charges	0.2	0.2%	0.8	0.5%
Acquisition and integration costs	0.3	0.2%	—	—%
Amortization of acquired intangible assets	4.7	2.8%	5.5	2.8%
Adjusted operating income	20.1	12.1%	26.8	13.9%
Depreciation and amortization of nonacquired intangible assets	4.0	2.4%	4.2	2.2%
Adjusted EBITDA	$24.1	14.5%	$31.0	16.1%

Corporate
Operating loss (GAAP)	$(30.4)		$(15.8)
Restructuring charges	—		0.2
Acquisition and integration costs	12.4		3.8
Adjusted operating loss	(18.0)		(11.8)
Depreciation and amortization of nonacquired intangible assets	0.8		0.9
Adjusted EBITDA	$(17.2)		$(10.9)

Total
Net revenues	$913.7		$717.0

Adjusted operating income	$202.3	22.1%	$150.3	21.0%
Depreciation and amortization of nonacquired intangible assets	13.1	1.4%	12.0	1.6%
Adjusted EBITDA	$215.4	23.6%	$162.3	22.6%

	Three Months Ended December 31, 2022		Three Months Ended December 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$683.9		$499.5

Operating income (GAAP)	$157.4	23.0%	$105.5	21.1%
Acquisition and integration costs	2.1	0.3%	—	—%
Amortization of acquired intangible assets	10.7	1.6%	1.7	0.4%
Amortization inventory step-up	0.5	0.1%	—	—%
Adjusted operating income	170.7	25.0%	107.2	21.5%
Depreciation and amortization of nonacquired intangible assets	8.1	1.1%	7.0	1.4%
Adjusted EBITDA	$178.8	26.1%	$114.2	22.9%

Allegion International
Net revenues (GAAP)	$177.6		$209.7

Operating income (GAAP)	$22.4	12.6%	$28.4	13.5%
Restructuring charges	0.2	0.1%	0.9	0.4%
Acquisition and integration costs	0.7	0.4%	0.1	0.1%
Amortization of acquired intangible assets	4.7	2.7%	5.4	2.6%
Adjusted operating income	28.0	15.8%	34.8	16.6%
Depreciation and amortization of nonacquired intangible assets	4.2	2.3%	5.1	2.4%
Adjusted EBITDA	$32.2	18.1%	$39.9	19.0%

Corporate
Operating loss (GAAP)	$(20.4)		$(18.8)
Acquisition and integration costs	0.3		0.2
Adjusted operating loss	(20.1)		(18.6)
Depreciation and amortization of nonacquired intangible assets	0.8		0.8
Adjusted EBITDA	$(19.3)		$(17.8)

Total
Net revenues	$861.5		$709.2

Adjusted operating income	$178.6	20.7%	$123.4	17.4%
Depreciation and amortization of nonacquired intangible assets	13.1	1.6%	12.9	1.8%
Adjusted EBITDA	$191.7	22.3%	$136.3	19.2%

	Year ended December 31, 2022		Year ended December 31, 2021
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,551.6		$2,072.2

Operating income (GAAP)	$613.3	24.0%	$525.0	25.3%
Restructuring charges	—	—%	0.1	—%
Acquisition and integration costs	8.0	0.3%	0.1	—%
Amortization of acquired intangible assets	24.6	1.0%	6.5	0.3%
Amortization inventory step-up	6.0	0.2%	—	—%
Adjusted operating income	651.9	25.5%	531.7	25.7%
Depreciation and amortization	30.7	1.3%	28.3	1.3%
Adjusted EBITDA	$682.6	26.8%	$560.0	27.0%

Allegion International
Net revenues (GAAP)	$720.3		$795.2

Operating income (loss) (GAAP)	68.3	9.5%	82.4	10.4%
Restructuring charges	4.9	0.7%	4.7	0.6%
Acquisition and integration costs	1.1	0.2%	0.1	—%
Amortization of acquired intangible assets	19.6	2.6%	22.2	2.8%
Adjusted operating income	93.9	13.0%	109.4	13.8%
Depreciation and amortization	17.0	2.4%	17.7	2.2%
Adjusted EBITDA	$110.9	15.4%	$127.1	16.0%

Corporate
Operating loss (GAAP)	$(95.2)		$(77.2)
Restructuring charges	—		0.3
Acquisition and integration costs	21.4		4.2
Adjusted operating loss	(73.8)		(72.7)
Depreciation and amortization	3.2		4.0
Adjusted EBITDA	$(70.6)		$(68.7)

Total
Net revenues	$3,271.9		$2,867.4

Adjusted operating income	$672.0	20.5%	$568.4	19.8%
Depreciation and amortization	50.9	1.6%	50.0	1.7%
Adjusted EBITDA	$722.9	22.1%	$618.4	21.6%